UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 27, 2012
Resource Capital Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	1-32733	20-2287134
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

712 Fifth Avenue, 12th Floor New York, NY		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 212-974-1708
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

RCC Real Estate SPE 4, LLC (“SPE 4”), an indirect wholly-owned subsidiary of Resource Capital Corp. (the “Company”), entered into a $150,000,000 Master Repurchase and Securities Contract dated as of February 27, 2012 with Wells Fargo Bank, National Association (“Wells Fargo”), to be used to finance the Company’s core commercial real estate lending business (the “Repurchase Facility”). Each repurchase transaction specifies its own terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate.  The financing provided by the Repurchase Facility matures August 27, 2013, subject to two one-year extensions at the option of SPE 4 and subject further to the right of SPE 4 to repurchase the assets held in the facility earlier.  The Company paid a structuring fee of 0.375% of the maximum facility amount, as well as other reasonable closing costs.

The Repurchase Facility contains margin call provisions that provide Wells Fargo with certain rights where there has been a decline in the value of purchased assets (“Margin Deficit”) that has not been remedied by increasing the purchase price of other assets. Under these circumstances, Wells Fargo may require SPE 4 to transfer cash in an amount necessary to eliminate such Margin Deficit or repurchase the asset which resulted in the margin call.

In connection with the Repurchase Facility, the Company fully guaranteed all payments and performance under the Repurchase Facility pursuant to a guaranty agreement.  Also, SPE 4’s direct parent, RCC Real Estate, Inc. (“Pledgor”), executed a Pledge and Security Agreement with Wells Fargo whereby Pledgor agreed to pledge and grant to Wells Fargo a continuing security interest in any and all of Pledgor’s right, title and interest in and to SPE 4, including all dividends, distributions and income from Pledgor’s interests in SPE 4.

The Repurchase Facility contains events of default (subject to certain materiality thresholds and grace periods) customary for this type of financing arrangement, including but not limited to: payment defaults; bankruptcy or insolvency proceedings; a change of control of SPE 4, Pledgor or the Company; breaches of covenants and/or certain representations and warranties; performance defaults by the Company or Pledgor; a judgment in an amount greater than $100,000 against SPE 4 or $5,000,000 in the aggregate against SPE 4, the Company or Pledgor; or a default involving the failure to pay or acceleration of a monetary obligation in excess of $100,000 of SPE 4 or $5,000,000 of the Company or Pledgor. The remedies for such events of default are also customary for this type of transaction and include the acceleration of the principal amount outstanding under the Repurchase Facility and the liquidation by Wells Fargo of purchased assets then subject to the Repurchase Facility.

The foregoing description of the Repurchase Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Repurchase Facility and the Company’s guaranty, which have been filed with this Current Report on Form 8-K as Exhibits 99.1 and 99.2.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Master Repurchase and Securities Contract for $150,000,000 between RCC Real Estate SPE 4, LLC, as Seller, and Wells Fargo Bank, National Association, as Buyer, dated February 27, 2012.
99.2	Guaranty made by Resource Capital Corp. as guarantor, in favor of Wells Fargo Bank, National Association, dated February 27, 2012.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Capital Corp.

Date: March 2, 2012	/s/ David J. Bryant David J. Bryant Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Master Repurchase and Securities Contract for $150,000,000 between RCC Real Estate SPE 4, LLC, as Seller, and Wells Fargo Bank, National Association, as Buyer, dated February 27, 2012.
99.2	Guaranty made by Resource Capital Corp. as guarantor, in favor of Wells Fargo Bank, National Association, dated February 27, 2012.